Dropbox Announces Second Quarter Fiscal 2021 Results

Second Quarter Revenue of $530.6 Million, Up 13.5% Year-over-year
GAAP and Non-GAAP Operating Income of $84.4 Million and $169.4 Million, Up 558.4% and 76.1% Year-over-year
Net Cash Provided by Operating Activities of $219.9 Million and Free Cash Flow of $216.0 Million

SAN FRANCISCO, Calif. - August 5, 2021 - Dropbox, Inc. (NASDAQ: DBX), today announced financial results for its second quarter ended June 30, 2021.

“Q2 was a standout quarter, driven by strong revenue growth, record free cash flow, and margin expansion,” said Dropbox Co-Founder and Chief Executive Officer Drew Houston. “Our results reflect the strength of our business model and our ability to make significant progress on our strategic objectives. We’re proud of our execution this quarter as we delivered even more value to our customers and shareholders and are excited about the opportunity ahead to build next-generation tools to support the new world of distributed work.”

Second Quarter Fiscal 2021 Results

•Total revenue was $530.6 million, an increase of 13.5% from the same period last year. On a constant currency basis, year-over-year growth would have been 11.4%.(1)

•Total ARR ended at $2.166 billion, an increase of $53.8 million quarter-over-quarter and an increase of 12.2% year-over-year. On a constant currency basis, year-over-year growth would have been 10.6%.(2)

•Paying users ended at 16.14 million, as compared to 14.96 million for the same period last year. Average revenue per paying user was $133.15, as compared to $126.88 for the same period last year.

•GAAP gross margin was 79.8%, as compared to 78.1% in the same period last year. Non-GAAP gross margin was 81.2%, as compared to 79.2% in the same period last year.

•GAAP operating margin was 15.9%, as compared to 2.7% in the same period last year. Non-GAAP operating margin was 31.9%, as compared to 20.6% in the same period last year.

•GAAP net income was $88.0 million, as compared to $17.5 million in the same period last year. Non-GAAP net income was $160.5 million, as compared to $93.2 million in the same period last year.

•Net cash provided by operating activities was $219.9 million, as compared to $145.9 million in the same period last year. Free cash flow was $216.0 million, as compared to $119.8 million in the same period last year.

•GAAP diluted net income per share attributable to common stockholders was $0.22, as compared to $0.04 in the same period last year. Non-GAAP diluted net income per share attributable to common stockholders was $0.40, as compared to $0.22 in the same period last year.(3)

•Cash, cash equivalents and short-term investments ended at $1.944 billion.

(1) We calculate constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results.

(2) We calculate total annual recurring revenue ("Total ARR") as the number of users who have active paid licenses for access to our platform as of the end of the period, multiplied by their annualized subscription price to our platform. We adjust our exchange rates used to calculate Total ARR on an annual basis, at the beginning of each fiscal year. We calculate constant currency Total ARR growth rates by applying the current period rate to prior period results.

(3) Non-GAAP diluted net income per share attributable to common stockholders is calculated based upon 397.0 million and 420.5 million diluted weighted-average shares of common stock for the three months ended June 30, 2021 and 2020, respectively.

Financial Outlook

Dropbox will provide forward-looking guidance in connection with this quarterly earnings announcement on its conference call, webcast, and on its investor relations website at http://investors.dropbox.com.

Conference Call Information

Dropbox plans to host a conference call today to review its second quarter financial results and to discuss its financial outlook. This call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed by dialing (877) 300-7844 from the United States or (786) 815-8440 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the Dropbox investor relations website at http://investors.dropbox.com. Following the completion of the call, a telephonic replay will be available through 8:00 PM ET on August 12, 2021 at (855) 859-2056 from the United States or (404) 537-3406 internationally with recording access code 8414818.

Other Upcoming Events

•Tim Regan, Chief Financial Officer, will be presenting at the KeyBanc Technology Leadership Forum on Monday, August 9th.
•Tim Regan, Chief Financial Officer, will be hosting meetings at the NASDAQ Virtual Asia Investor Conference on Wednesday, August 11th, local time.
•Tim Regan, Chief Financial Officer, will be hosting meetings at the Canaccord Genuity Growth Conference on Wednesday, August 11th.
•Drew Houston, Co-Founder and Chief Executive Officer, will be presenting at the Jefferies Virtual Software Conference on Wednesday, September 15th.

During these events, a live webcast will be accessible from the Dropbox investor relations website at http://investors.dropbox.com. Following the event, a replay will be made available at the same location.

About Dropbox

Dropbox is the one place to keep life organized and keep work moving. With more than 700 million registered users across 180 countries, we're on a mission to design a more enlightened way of working. Dropbox is headquartered in San Francisco, CA, and has offices around the world. For more information on our mission and products, visit http://dropbox.com.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among other things, our expectations regarding remote work trends, related market opportunities and our ability to capitalize on those opportunities. Words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. Dropbox has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Dropbox believes may affect its business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to risks, uncertainties, and assumptions including, but not limited to: (i) our ability to realize anticipated benefits to our business from our shift to a Virtual First work model as well as impacts to our financial results and business operations as a result of this shift, (ii) impacts to our financial results, business operations and the business of our customers, suppliers, partners and the economy as a result of the COVID-19 pandemic, and related public health measures, as well as the potential for a more permanent global shift to remote work, (iii) our ability to retain and upgrade paying users, and increase our recurring revenue; (iv) our ability to attract new users or convert registered users to paying users; (v) our future financial performance, including trends in revenue, costs of revenue, gross profit or gross margin, operating expenses, paying users, and free cash flow; (vi) our history of net losses and our ability to achieve or maintain profitability; (vii) our liability for any unauthorized access to our data or our users’ content, including through privacy and data security breaches; (viii) significant disruption of service on our platform or loss of content; (ix) any decline in demand for our platform or for content collaboration solutions in general; (x) changes in the interoperability of our platform across devices, operating systems, and third-party applications that we do not control; (xi) competition in our markets; (xii) our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees that may result from our shift to a Virtual First work model; (xiii) our ability to manage our growth or plan for future growth; (xiv) our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; (xv) our ability to attract and retain key personnel and highly qualified personnel; (xvi) our capital allocation plans with respect to our stock repurchase program and other investments; and (xvii) the dual class structure of our common stock and its effect of concentrating voting control with certain stockholders who held our capital stock prior to the completion of our initial public offering. Further information on risks that could affect Dropbox’s results is included in our filings with the Securities and Exchange Commission ("SEC"), including our Form 10-Q for the quarter ended March 31, 2021. Additional information will be made available in our quarterly report on Form 10-Q for the quarter ended June 30, 2021 and other reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Dropbox assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

Dropbox, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$530.6	$467.4	$1,042.2	$922.4
Cost of revenue(1)	107.1	102.5	216.4	205.6
Gross profit	423.5	364.9	825.8	716.8
Operating expenses(1):
Research and development	185.5	185.8	366.7	367.6
Sales and marketing	100.8	102.8	203.5	207.1
General and administrative	52.8	63.5	111.4	102.5
Impairment related to real estate assets	—	—	17.3	—
Total operating expenses	339.1	352.1	698.9	677.2
Income from operations	84.4	12.8	126.9	39.6
Interest income (expense), net	(0.9)	0.1	(2.1)	2.5
Other income, net	7.5	9.0	12.6	19.6
Income before income taxes	91.0	21.9	137.4	61.7
Provision for income taxes	(3.0)	(4.4)	(1.8)	(4.9)
Net income	$88.0	$17.5	$135.6	$56.8
Basic net income per share	$0.23	$0.04	$0.34	$0.14
Diluted net income per share	$0.22	$0.04	$0.34	$0.14
Weighted-average shares used in computing net income per share attributable to common stockholders, basic	388.4	414.1	393.3	415.7
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	397.0	420.5	401.2	419.7

(1) Includes stock-based compensation expense as follows (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of revenue	$5.9	$4.5	$11.3	$8.0
Research and development	49.5	47.0	93.0	84.2
Sales and marketing	6.2	9.5	13.1	16.2
General and administrative(2)	12.3	15.6	24.4	8.0

(2) On March 19, 2020, one of our co-founders resigned as a member of the board and as an officer of Dropbox, resulting in the reversal of $23.8 million in stock-based compensation expense. Of the total amount reversed, $21.5 million related to expense recognized prior to December 31, 2019.

Dropbox, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	As of
	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$885.3	$314.9
Short-term investments	1,058.9	806.4
Trade and other receivables, net	52.2	43.4
Prepaid expenses and other current assets	70.9	62.8
Total current assets	2,067.3	1,227.5
Property and equipment, net	342.9	338.7
Operating lease right-of-use asset	437.6	470.5
Intangible assets, net	48.9	33.5
Goodwill	346.8	236.9
Other assets	84.6	80.1
Total assets	$3,328.1	$2,387.2
Liabilities and stockholders' (deficit) equity
Current liabilities:
Accounts payable	$31.6	$18.7
Accrued and other current liabilities	158.7	156.7
Accrued compensation and benefits	76.4	113.6
Operating lease liability	86.9	88.7
Finance lease obligation	113.9	99.6
Deferred revenue	657.5	610.5
Total current liabilities	1,125.0	1,087.8
Operating lease liability, non-current	723.4	759.6
Finance lease obligation, non-current	174.0	171.6
Convertible senior notes, net, non-current	1,368.4	—
Other non-current liabilities	32.1	34.4
Total liabilities	3,422.9	2,053.4
Stockholders' (deficit) equity:
Additional paid-in-capital	2,446.9	2,564.3
Accumulated deficit	(2,547.5)	(2,241.4)
Accumulated other comprehensive income	5.8	10.9
Total stockholders' (deficit) equity	(94.8)	333.8
Total liabilities and stockholders' (deficit) equity	$3,328.1	$2,387.2

Dropbox, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities
Net Income	$88.0	$17.5	$135.6	$56.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36.8	40.1	71.5	79.6
Stock-based compensation	73.9	76.6	141.8	116.4
Impairment related to real estate assets	—	—	17.3	—
Amortization of debt issuance costs	1.0	0.2	1.7	0.3
Net gains on equity investments	—	(6.5)	—	(17.5)
Amortization of deferred commissions	7.7	5.7	15.4	10.8
Other	(5.3)	(1.3)	(6.2)	(0.1)
Changes in operating assets and liabilities:
Trade and other receivables, net	(1.5)	(7.6)	(8.6)	(8.8)
Prepaid expenses and other current assets	(11.5)	(7.7)	(23.8)	(22.4)
Other assets	21.2	15.1	39.1	32.8
Accounts payable	2.1	(5.0)	12.2	(12.8)
Accrued and other current liabilities	(14.6)	(14.8)	(8.3)	(24.7)
Accrued compensation and benefits	33.0	29.4	(37.6)	(30.3)
Deferred revenue	15.5	6.5	44.4	28.7
Other non-current liabilities	(26.4)	(9.7)	(60.5)	(26.2)
Tenant improvement allowance reimbursement	—	7.4	1.6	16.6
Net cash provided by operating activities	219.9	145.9	335.6	199.2
Cash flows from investing activities
Capital expenditures	(3.9)	(26.1)	(10.8)	(53.9)
Business combinations, net of cash acquired	—	—	(125.4)	—
Purchases of short-term investments	(179.8)	(308.7)	(693.7)	(429.2)
Proceeds from sales of short-term investments	57.0	80.2	171.2	145.3
Proceeds from maturities of short-term investments	134.1	71.2	264.0	138.9
Other	14.2	5.5	17.5	9.3
Net cash provided by (used in) investing activities	21.6	(177.9)	(377.2)	(189.6)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes	—	—	1,389.1	—
Purchase of convertible note hedge in connection with issuance of convertible senior notes	—	—	(265.3)	—
Proceeds from sale of warrants in connection with issuance of convertible senior notes	—	—	202.9	—
Payments of debt issuance costs	(1.0)	—	(23.7)	—
Payments for taxes related to net share settlement of restricted stock units and awards	(26.9)	(25.1)	(62.7)	(44.0)
Proceeds from issuance of common stock, net of taxes withheld	2.6	0.8	5.5	1.5
Principal payments on finance lease obligations	(26.1)	(21.7)	(50.7)	(43.4)
Common stock repurchases	(150.8)	(75.8)	(582.7)	(139.8)
Other	—	(0.1)	—	(0.5)
Net cash provided by (used in) financing activities	(202.2)	(121.9)	612.4	(226.2)
Effect of exchange rate changes on cash and cash equivalents	0.5	1.6	(0.4)	(0.6)
Change in cash and cash equivalents	39.8	(152.3)	570.4	(217.2)
Cash and cash equivalents - beginning of period	845.5	486.4	314.9	551.3
Cash and cash equivalents - end of period	$885.3	$334.1	$885.3	$334.1

Supplemental cash flow data:
Property and equipment acquired under finance leases	$43.3	$29.7	$67.3	$64.4

Dropbox, Inc.
Three Months Ended June 30, 2021
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Workforce reduction expense(1)	Non-GAAP
Cost of revenue	$107.1	$(5.9)	$—	$(1.6)	$(0.1)	$99.5
Cost of revenue margin	20.2%	(1.1%)	—%	(0.3%)	—%	18.8%
Gross profit	423.5	5.9	—	1.6	0.1	431.1
Gross margin	79.8%	1.1%	—%	0.3%	—%	81.2%
Research and development	185.5	(49.5)	(5.0)	—	(0.5)	130.5
Research and development margin	35.0%	(9.3%)	(0.9%)	—%	(0.1%)	24.6%
Sales and marketing	100.8	(6.2)	(1.7)	(1.9)	(0.2)	90.8
Sales and marketing margin	19.0%	(1.2%)	(0.3%)	(0.4%)	—%	17.1%
General and administrative	52.8	(12.3)	—	—	(0.1)	40.4
General and administrative margin	10.0%	(2.3%)	—%	—%	—%	7.6%
Income from operations	$84.4	$73.9	$6.7	$3.5	$0.9	$169.4
Operating margin	15.9%	13.9%	1.3%	0.7%	0.2%	31.9%

(1) Includes expenses related to workforce reduction such as severance, benefits and other related items.

Dropbox, Inc.
Three Months Ended June 30, 2020
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Non-GAAP
Cost of revenue	$102.5	$(4.5)	$—	$(1.0)	$97.0
Cost of revenue margin	21.9%	(0.9%)	—%	(0.2%)	20.8%
Gross profit	364.9	4.5	—	1.0	370.4
Gross margin	78.1%	0.9%	—%	0.2%	79.2%
Research and development	185.8	(47.0)	(4.3)	—	134.5
Research and development margin	39.8%	(10.1%)	(0.9%)	—%	28.8%
Sales and marketing	102.8	(9.5)	—	(1.4)	91.9
Sales and marketing margin	22.0%	(2.0%)	—%	(0.3%)	19.7%
General and administrative	63.5	(15.6)	(0.1)	—	47.8
General and administrative margin	13.6%	(3.4%)	—%	—%	10.2%
Income from operations	$12.8	$76.6	$4.4	$2.4	$96.2
Operating margin	2.7%	16.5%	0.9%	0.5%	20.6%

Dropbox, Inc.
Six Months Ended June 30, 2021
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Impairment related to real estate assets	Workforce reduction expense(1)	Non-GAAP
Cost of revenue	$216.4	$(11.3)	$—	$(2.6)	$—	$(1.7)	$200.8
Cost of revenue margin	20.8%	(1.1%)	—%	(0.2%)	—%	(0.2%)	19.3%
Gross profit	825.8	11.3	—	2.6	—	1.7	841.4
Gross margin	79.2%	1.1%	—%	0.2%	—%	0.2%	80.7%
Research and development	366.7	(93.0)	(9.3)	—	—	(3.1)	261.3
Research and development margin	35.2%	(8.9%)	(0.9%)	—%	—%	(0.3%)	25.1%
Sales and marketing	203.5	(13.1)	(1.9)	(3.3)	—	(6.5)	178.7
Sales and marketing margin	19.5%	(1.3%)	(0.2%)	(0.3%)	—%	(0.6%)	17.1%
General and administrative	111.4	(24.4)	(1.2)	—	—	(2.4)	83.4
General and administrative margin	10.7%	(2.3%)	(0.1%)	—%	—%	(0.2%)	8.0%
Impairment related to real estate assets	17.3	—	—	—	(17.3)	—	—
Impairment related to real estate assets margin	1.7%	—%	—%	—%	(1.7%)	—%	—%
Income from operations	$126.9	$141.8	$12.4	$5.9	$17.3	$13.7	$318.0
Operating margin	12.2%	13.6%	1.2%	0.6%	1.7%	1.3%	30.5%

(1) Includes expenses related to workforce reduction such as severance, benefits and other related items.

Dropbox, Inc.
Six Months Ended June 30, 2020
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Non-GAAP
Cost of revenue	$205.6	$(8.0)	$—	$(2.0)	$195.6
Cost of revenue margin	22.3%	(0.9%)	—%	(0.2%)	21.2%
Gross profit	716.8	8.0	—	2.0	726.8
Gross margin	77.7%	0.9%	—%	0.2%	78.8%
Research and development	367.6	(84.2)	(8.5)	—	274.9
Research and development margin	39.9%	(9.2%)	(0.9%)	—%	29.8%
Sales and marketing	207.1	(16.2)	—	(2.7)	188.2
Sales and marketing margin	22.5%	(1.8%)	—%	(0.3%)	20.4%
General and administrative	102.5	(8.0)	(0.1)	—	94.4
General and administrative margin	11.1%	(0.9%)	—%	—%	10.2%
Income from operations	$39.6	$116.4	$8.6	$4.7	$169.3
Operating margin	4.3%	12.6%	0.9%	0.5%	18.4%

Dropbox, Inc.
Three and Six Months Ended June 30, 2021 and 2020
Reconciliation of GAAP net income to Non-GAAP net income and Non-GAAP diluted net income per share
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP net income	$88.0	$17.5	$135.6	$56.8
Stock-based compensation	73.9	76.6	141.8	116.4
Acquisition-related and other expenses	6.7	4.4	12.4	8.6
Amortization of acquired intangible assets	3.5	2.4	5.9	4.7
Impairment related to real estate assets	—	—	17.3	—
Workforce reduction expense	0.9	—	13.7	—
Net gains on equity investments	—	(6.5)	—	(17.5)
Income tax effects of non-GAAP adjustments	(12.5)	(1.2)	(24.4)	(6.0)
Non-GAAP net income	$160.5	$93.2	$302.3	$163.0
Non-GAAP diluted net income per share	$0.40	$0.22	$0.75	$0.39
Weighted-average shares used to compute Non-GAAP diluted net income per share	397.0	420.5	401.2	419.7

Dropbox, Inc.
Three and Six Months Ended June 30, 2021 and 2020
Reconciliation of free cash flow and supplemental cash flow disclosure
(In millions, except for percentages)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Free cash flow reconciliation:
Net cash provided by operating activities	$219.9	$145.9	$335.6	$199.2
Less:
Capital expenditures	(3.9)	(26.1)	(10.8)	(53.9)
Free cash flow	$216.0	$119.8	$324.8	$145.3
Free cash flow margin	40.7%	25.6%	31.2%	15.8%
Supplemental disclosures:
Key employee holdback payments related to the acquisition of HelloSign(1)	$4.0	$4.0	$8.0	$20.2
Payments related to workforce reduction(2)	$1.3	$—	$13.7	$—

(1) As part of our acquisition of HelloSign in 2019, we have employee holdback agreements with key HelloSign personnel consisting of $48.5 million in cash payments subject to ongoing employee service. The related expenses are recognized within research and development expenses over the required service period of three years. The payments began in the first quarter of 2020, and will be paid evenly in quarterly installments over the remaining required service period.

(2) Includes payments made related to workforce reduction such as severance, benefits, and other related items.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Dropbox's results, we have disclosed the following non-GAAP financial measures: revenue growth and Total ARR growth excluding foreign exchange effect, which we refer to as on a constant currency basis, non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP operating expenses (including research and development, sales and marketing and general and administrative), non-GAAP income from operations, non-GAAP net income, free cash flow ("FCF") and non-GAAP diluted net income per share. Dropbox has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP cost of revenue, gross profit, operating expenses, income from operations, and net income differ from GAAP in that they exclude stock-based compensation expense, amortization of acquired intangible assets, other acquisition-related expenses, which include third-party diligence costs and expenses related to key employee holdback agreements, impairment charges related to real estate assets, and expenses related to our reduction in force. Non-GAAP net income also excludes net gains and losses on equity investments, and includes the income tax effect of the aforementioned adjustments. FCF differs from GAAP net cash provided by operating activities in that it treats capital expenditures as a reduction to net cash provided by operating activities. Free cash flow margin is calculated as FCF divided by revenue. For periods that we are in a GAAP net income position, the weighted average shares used in the computation are the same as the shares used in our non-GAAP diluted net income per share computation. In order to present revenue on a constant currency basis for the quarter ended June 30, 2021, Dropbox calculates constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results. Dropbox calculates constant currency Total ARR growth rates by applying the current period rate to prior period results. Dropbox presents constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations.

Dropbox's management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short and long-term operating plans, and to evaluate Dropbox's financial performance and the ability to generate cash from operations. Management believes these non-GAAP financial measures reflect Dropbox's ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Dropbox's business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful supplemental information to investors and others in understanding and evaluating Dropbox's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

We believe that the non-GAAP financial measures, non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, and diluted net income per share are meaningful to investors because they help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude.

We believe that FCF is an indicator of our liquidity over the long term, and provides useful information regarding cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow our business. FCF is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. FCF has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of FCF are that FCF does not reflect our future contractual commitments, excludes investments made to acquire assets under finance leases, includes capital expenditures, and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

The use of non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, free cash flow, and diluted net income per share measures has certain limitations as they do not reflect all items of income, expense, and cash expenditures, as applicable, that affect Dropbox's operations. Dropbox mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. Additionally, we have provided supplemental disclosures in our reconciliation of net cash provided by operating activities to free cash flow to include expenses related to reduction in workforce and key employee holdback payments related to the acquisition of HelloSign. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Dropbox's financial information in its entirety and not rely on a single financial measure.

Contacts
Investors:
Kern Kapoor
ir@dropbox.com
or
Media:
Tessa Chen
press@dropbox.com